UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
_____________________
CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report: January 28, 2022
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loanDepot, Inc.
(Exact Name of Registrant as Specified in its Charter)
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Delaware	001-40003	85-3948939
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)
26642 Towne Centre Drive
Foothill Ranch, California 92610
(Address of Principal Executive Offices) (Zip Code)
Registrant’s telephone number, including area code: (888) 337-6888
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, $0.001 Par Value	LDI	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company  ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

1.01 Entry into a Material Definitive Agreement.

Credit and Security Agreement with Goldman Sachs Bank USA

On January 28, 2022, loanDepot.com, LLC, a Delaware limited liability company and an indirect subsidiary of loanDepot, Inc. (the “Company”), as borrower, entered into a Credit Agreement (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”) with the financial institutions that may from time to time become parties thereto (each such financial institution, a “Lender” and collectively, the “Lenders”), and Goldman Sachs Bank USA (“GS Bank”), as administrative agent. The Credit Agreement and certain ancillary agreements provide for a revolving line of credit of up to $500 million available to the Company that is secured by certain of the Company’s mortgage servicing rights with respect to mortgage loans serviced for Fannie Mae pursuant to the Fannie Mae servicing contract and other collateral listed in the Credit Agreement. The expiration date of the Credit Agreement is January 28, 2025, unless terminated earlier in accordance with the terms of the Credit Agreement.

The foregoing description of the Credit Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Credit Agreement, a copy of which is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

Amendment No. 9 to Mortgage Loan Participation Purchase and Sale Agreement with JPMorgan Chase Bank, National Association

On January 28, 2022, the Company, as seller, entered into Amendment No. 9 (“Amendment 9”) to the Mortgage Loan Participation and Sale Agreement, dated as of August 15, 2016 (as amended, restated, supplemented, or otherwise modified from time to time, the “JPM MLPPSA”), with JPMorgan Chase Bank, National Association (“JPM”), as purchaser, pursuant to which the Company may sell to JPM participation interests in certain designated pools of fully amortizing first lien residential mortgage loans eligible to back securities and, at a later date, cause such mortgage loans to back a security issued by the Company, which will be delivered to JPM in exchange for the related participation certificate. The primary purposes of Amendment 9 are to (a) amend the definitions of Affiliate and Change in Control, (b) amend a notice provision and (c) through ancillary agreements, change definitions related to the Benchmark, including replacing LIBOR with SOFR for interest rate calculations

The foregoing description of Amendment 9 is not complete and is qualified in its entirety by reference to the full text of Amendment 9, a copy of which is attached hereto as Exhibit 10.2 and is incorporated herein by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information contained in Item 1.01 above is hereby incorporated in this Item 2.03 by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No	Description
10.1
Credit Agreement, dated as of January 28, 2022, by and among loanDepot.com, LLC, as borrower, Goldman Sachs Bank USA, as Administrative Agent for the financial institutions that may from time to time become parties as Lenders, and the Lenders, as defined in the agreement.

10.2
Amendment No. 9, dated January 28, 2022, to Mortgage Loan Participation Purchase and Sale Agreement, dated as of August 15, 2016, between JPMorgan Chase Bank, National Association, as purchaser, and loanDepot.com, LLC, as seller.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 3, 2022

loanDepot, Inc.

By:	/s/ Patrick Flanagan
Name:	Patrick Flanagan
Title:	Chief Financial Officer